UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Berry Petroleum Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-5410470
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5201 Truxtun Ave., Bakersfield, California

93309

(661) 616-3900

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-226011

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.001 per share (the “Common Stock”), of Berry Petroleum Corporation, a Delaware corporation (the “Registrant”).

A description of the Common Stock is set forth under the captions “Prospectus Summary” and “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-226011), initially filed with the Securities and Exchange Commission on June 29, 2018. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Berry Petroleum Corporation

By:	/s/Arthur T. Smith
Name:	Arthur T. Smith
Title:	President and Chief Executive Officer

Date: July 24, 2018

3